Item 77H - Deutsche Variable NAV Money
Fund (a series of Investors Cash
Trust (the "Registrant"))
Change in Control of Registrant

Below are the persons presumed to control one of
Registrant's series because such persons had owned
more than 25% of the series based on the records of
the series as of November 7, 2016.
As of November 2, 2015:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Variable
NAV Money
Fund
KNOTFLOAT & CO.
C/O/ STATE
STREET BANK
BOSTON, MA
02206-5496
30.30%

As of November 7, 2016:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Variable
NAV
Money Fund
KNOTFLOAT & CO.
C/O/ STATE
STREET BANK
PO BOX 5496
BOSTON, MA
02206-5496
39.86%
Deutsche
Variable
NAV
Money Fund
DEUTSCHE
ENHANCED
COMMODITY
STRATGY
FUND CUST FBO
345 PARK AVE FL
25
NEW YORK NY
10154-0004
29.45%